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                                                                  EXHIBIT 99.7.B

                             April 14, 2000


United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, Alabama 35233

     RE: Titanium Universal Life Variable Account
         Form S-6 File No. 333-89875

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life policies (File No. 333-89875). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Frederick R. Bellamy
                                           -----------------------------
                                           Frederick R. Bellamy
FRB:dk